Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

SCIENTIFIC GAMES CORPORATION

Offer to Exchange
All of Its Outstanding
6¼% Senior Subordinated Notes due 2012
and the Related Guarantees
in Exchange for
6¼% Senior Subordinated Notes due 2012
and the Related Guarantees
Which Have Been Registered Under
the Securities Act of 1933, as Amended,
Pursuant to the Prospectus Dated          , 2005

This notice of guaranteed delivery, or one substantially equivalent to this form, must be used to accept the above-referenced exchange offer (the "exchange offer") pursuant to the prospectus of Scientific Games Corporation, a Delaware corporation (the "Company"), and certain of its subsidiaries (collectively the "Subsidiary Guarantors"), dated         , 2005, as the same may be amended or supplemented from time to time (the "prospectus") and the accompanying letter of transmittal (the "letter of transmittal"), if (i) certificates for the Company's 6¼% Senior Subordinated Notes due 2012 (the "old notes") are not immediately available or all required documents are unlikely to reach the exchange agent, Wells Fargo Bank, National Association, on or prior to the expiration date (as defined below); or (ii) a book-entry transfer cannot be completed on a timely basis. This notice of guaranteed delivery may be delivered by hand, facsimile, mail or overnight delivery service to the exchange agent. See "The Exchange Offer—Procedures for tendering old notes" in the prospectus. In addition, in order to utilize the guaranteed delivery procedure to tender old notes pursuant to the exchange offer, (a) such tender must be made by or through an eligible institution, (b) a properly completed and duly executed notice of guaranteed delivery must be received by the exchange agent on or prior to the expiration date and (c) the certificates for the old notes, or a book-entry confirmation, together with a properly completed and duly executed letter of transmittal, or an agent's message in lieu thereof, with any required signature guarantees and any other documents required by the letter of transmittal, must be received by the exchange agent within three (3) New York Stock Exchange trading days after the date of execution of such notice of guaranteed delivery for all such tendered old notes. Unless indicated otherwise, capitalized terms used but not defined herein shall have the same meaning given to them in the prospectus or the letter of transmittal, as the case may be.

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON             , 2005, UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED, THE "EXPIRATION DATE"). HOLDERS OF OLD NOTES MAY TENDER THEIR OLD NOTES ON OR PRIOR TO THE EXPIRATION DATE.

The Exchange Agent for the Exchange Offer is:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By Registered and Certified Mail: Wells Fargo Bank, N.A. Corporate Trust Operations MAC N9303-121 P.O. Box 1517 Minneapolis, MN 55480	By Overnight Courier: Wells Fargo Bank, N.A. Corporate Trust Operations MAC N9303-121 6th & Marquette Avenue Minneapolis, MN 55479	By Hand-Delivery: Wells Fargo Bank, N.A. Corporate Trust Services 608 2nd Avenue South Northstar East Building–12th Floor Minneapolis, MN 55402
By Facsimile Transmission: (612) 667-6282
By Telephone: (800) 344-5128
AND Wells Fargo Corporate Trust c/o Depository Trust Company 1st Floor TADS Department 55 Water Street New York, NY 10041

Delivery of this notice of guaranteed delivery to an address other than as set forth above or transmission of this notice of guaranteed delivery via facsimile to a number other than as set forth above will not constitute a valid delivery.

This notice of guaranteed delivery is not to be used to guarantee signatures. If a signature on the letter of transmittal is required to be guaranteed by an "eligible institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the letter of transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the prospectus and the letter of transmittal, receipt of which is hereby acknowledged, the aggregate principal amount of old notes set forth below, pursuant to the guaranteed delivery procedures set forth in the prospectus under "The Exchange Offer—Procedures for tendering old notes—Guaranteed delivery."

Aggregate Principal Amount Name(s) of Registered Holder(s):

Tendered*: $____________

Certificate No(s). (if available):    __________________________________________________

$__________________________________________________________________________

(Total Principal Amount Represented by Old Note Certificate(s))

If old notes will be tendered by book-entry transfer, please provide the following information:

DTC Account Number:    ________________________________________________________

Date:    ______________________________________________________________________

* Must be in integral multiples of $1,000.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

PLEASE SIGN HERE

X______________________________________            ______________________________
    Signature(s) of Owner(s) or Authorized Signatory           Date

Telephone Number:    ______________________

Must be signed by the holder(s) of the old notes as their name(s) appear(s) on certificates for the old notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this notice of guaranteed delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below and, unless waived by the Company, provide proper evidence satisfactory to the Company, in its sole discretion, of such person's authority to so act.

Please print name(s) and address(es)

Name(s):    ____________________________________________________________________

            ____________________________________________________________________

Capacity:    ____________________________________________________________________

Address(es):__________________________________________________________________

            ____________________________________________________________________

            ____________________________________________________________________

GUARANTEE OF DELIVERY
(Not to be Used for Signature Guarantee)

The undersigned, a firm or other entity which is identified as an "Eligible Guarantor Institution" in Rule 17Ad-15 under the Securities and Exchange Act of 1934, as amended, including: a bank; a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; a credit union; a national securities exchange, registered securities association or clearing agency; or a savings association, each of the foregoing being referred to as an "eligible institution," hereby guarantees to deliver to the exchange agent, at the address set forth above, (i) the old notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such old notes to the exchange agent's account at DTC, pursuant to the procedures for book-entry transfer set forth in the prospectus, in either case together with a properly completed and duly executed letter of transmittal, or (ii) an agent's message in lieu thereof, and any other required documents within three (3) New York Stock Exchange trading days after the date of execution of this notice of guaranteed delivery.

The undersigned acknowledges that it must deliver to the exchange agent the letter of transmittal, or an agent's message in lieu thereof, and the old notes tendered hereby in proper form for transfer or confirmation of the book-entry transfer of such old notes to the exchange agent's account at DTC within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

____________________________________            ____________________________________

Name of Firm   Authorized Signature

____________________________________            ____________________________________

Address  Title

____________________________________

Zip Code (Please Type or Print)

Telephone Number:______________________  Date:________________

NOTE:    DO NOT SEND CERTIFICATES FOR OLD NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES FOR OLD NOTES SHOULD ONLY BE SENT WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.